Exhibit 10.1

FORM OF

Sixth Supplement to Amended and Restated Note Purchase Agreement

New Mountain Finance Corporation

Dated as of

June 15, 2022

To the Purchasers named in

Schedule A hereto

Ladies and Gentlemen:

This Sixth Supplement to Amended and Restated Note Purchase Agreement (the “Supplement”) is between New Mountain Finance Corporation, a Delaware corporation (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).

Reference is hereby made to that certain Amended and Restated Note Purchase Agreement dated September 30, 2016 (the “Note Purchase Agreement”) among the Company, the First Closing Purchasers listed on Schedule B-1 thereto and the Second Closing Purchasers listed on Schedule B-2 thereto. Except as otherwise provided in sections 4 and 6 below with respect to replacements of “Second Closing Notes,” “Second Closing,” “Second Closing Purchaser,” and “Effective Date” all capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 4.14 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement. The Series 2022A Notes (as defined below) constitute Additional Notes under the Note Purchase Agreement.

The Company hereby agrees with the Purchasers as follows:

1.            The Company has authorized the issue and sale of $75,000,000 aggregate principal amount of its 5.90% Series 2022A Senior Notes due June 15, 2027 (the “Series 2022A Notes”). The Series 2022A Notes, together with the Series 2016 Notes issued pursuant to the Note Purchase Agreement, the Series 2017A Notes issued pursuant to that certain First Supplement to Amended and Restated Note Purchase Agreement dated as of June 30, 2017, the Series 2018A Notes issued pursuant to that certain Second Supplement to Amended and Restated Note Purchase Agreement dated as of January 30, 2018, the Series 2018B Notes issued pursuant to that certain Third Supplement to Amended and Restated Note Purchase Agreement dated as of July 5, 2018, the Series 2019A Notes issued pursuant to that certain Fourth Supplement to Amended and Restated Note Purchase Agreement dated as of April 30, 2019, the Series 2021A Notes issued pursuant to that certain Fifth Supplement to Amended and Restated Note Purchase Agreement dated as of January 29, 2021 and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series 2022A Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchasers and the Company.

2.            Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series 2022A Notes in the principal amount set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the Closing Date.

3.            The sale and purchase of the Series 2022A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, Illinois 60606, at 8:00 a.m. Chicago time, at a closing (the “Closing”) on June 15, 2022 (the “Closing Date”). At the Closing, the Company will deliver to each Purchaser the Series 2022A Notes to be purchased by such Purchaser in the form of a single Series 2022A Note (or such greater number of Series 2022A Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number XXXXXXXXX at U.S. Bank National Association, in Boston, MA, ABA No. XXXXXXXXX. If, at the Closing, the Company shall fail to tender such Series 2022A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.            The Company represents and warrants to each Purchaser, as of the Closing Date, (or, if any such representations and warranties expressly relate to an earlier date, then as of such earlier date), each of the matters set forth in Section 5 of the Note Purchase Agreement, as specified subsections of such Section 5 have been supplemented, amended or superseded as set forth on Exhibit A hereto. The obligation of each Purchaser to purchase and pay for the Series 2022A Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of (i) the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series 2022A Notes to be purchased at the Closing as if each reference to “Second Closing Notes,” “Second Closing,” “Second Closing Purchaser,” “Effective Date,” “Schedule B-2,” and “Schedule 5.5” set forth therein was replaced by “Series 2022A Notes,” the “Closing,” the “Purchaser,” the “Closing Date,” “Schedule A,” and “Schedule 5.5C” (each as defined in or attached to this Supplement), respectively, and except to the extent such conditions set forth in Section 4 of the Note Purchase Agreement are supplemented, amended or superseded hereby, and (ii) the following additional conditions:

(a)            Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of Closing (except for representations and warranties which apply to a specific earlier date which shall be true as of such earlier date or as of the date specified in Exhibit A to the extent such provision is superseded in Exhibit A) and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

(b)            Contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase, the Series 2022A Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

(c)            Section 4.11 of the Note Purchase Agreement with respect to the Series 2022A Notes shall be amended in its entirety to read as follows:

“Section 4.11. Rating. On the date of the Closing, the Series 2022A Notes shall be rated “BBB-” or better by Fitch Ratings, Inc.”

5.            The terms of Section 8 of the Note Purchase Agreement shall apply to the Series 2022A Notes except that the proviso in the first sentence of Section 8.2 of the Note Purchase Agreement shall be amended in its entirety to read as follows:

“provided, that at any time on or after February 15, 2021 the Company may, at its option, upon notice as provided below, prepay all or any part of the Series 2016 Notes at 100% of the principal amount so prepaid, together with, in each case, accrued interest to the prepayment date; provided, further, that at any time on or after April 15, 2022 the Company may, at its option, upon notice as provided below, prepay all or any part of the Series 2017A Notes at 100% of the principal amount so prepaid, together with, in each case, accrued interest to the prepayment date; provided, further, that at any time on or after October 30, 2022 the Company may, at its option, upon notice as provided below, prepay all or any part of the Series 2018A Notes at 100% of the principal amount so prepaid, together with, in each case, accrued interest to the prepayment date; provided, further, that at any time on or after March 28, 2023, the Company may, at its option, upon notice as provided below, prepay all or any part of the Series 2018B Notes at 100% of the principal amount so prepaid, together with, in each case, accrued interest to the prepayment date; provided, further, that at any time on or after January 30, 2024 the Company may, at its option, upon notice as provided below, prepay all or any part of the Series 2019A Notes at 100% of the principal amount so prepaid, together with, in each case, accrued interest to the prepayment date; provided, further, that at any time on or after July 29, 2025 the Company may, at its option, upon notice as provided below, prepay all or any part of the Series 2021A Notes at 100% of the principal amount so prepaid, together with, in each case, accrued interest to the prepayment date; provided, further, that at any time on or after December 15, 2026 the Company may, at its option, upon notice as provided below, prepay all or any part of the Series 2022A Notes at 100% of the principal amount so prepaid, together with, in each case, accrued interest to the prepayment date.”

For the avoidance of doubt, the definition of “Make-Whole Amount” set forth in Section 8.6 of the Note Purchase Agreement shall be applicable to any Series 2022A Note.

6.            Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series 2022A Notes by such Purchaser as if each reference to “Second Closing Notes,” “Second Closing” and “Second Closing Purchaser” set forth therein was replaced by “Series 2022A Notes,” the “Closing” and the “Purchaser,” respectively, and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by this Supplement.

Each Purchaser further represents and warrants that such Purchaser:

(a)            is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a Qualified Institutional Buyer; and

(b)            has reviewed the Disclosure Documents and has been furnished with all other materials that it considers relevant to a purchase of the Series 2022A Notes, has had a full opportunity to ask questions of and receive answers from the Company or any person or persons acting on behalf of the Company concerning the terms and conditions of a purchase of the Series 2022A Notes and no statement or printed material which is contrary to the Disclosure Documents has been made or given to the purchaser by or on behalf of the Company; and

(c)            is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, without limitation, Deutsche Bank Securities Inc., any of its affiliates or any of its or their control persons, officers, directors or employees, except for the statements, representations and warranties contained in the Note Purchase Agreement (as supplemented, amended or superseded hereby) and the other Disclosure Documents, in making its decision to purchase the Series 2022A Notes.

7.            The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement (except as supplemented, amended or superseded hereby) as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

8.            Covenants of the Company. In addition to the covenants and agreements set forth in the Agreement, the Company covenants and agrees, which covenants and agreements shall have the benefit of Section 11(c) of the Note Purchase Agreement, for the benefit of the Purchasers and each other holder of a Note that:

(a)            Debt to Equity Ratio. Immediately after the issuance of any senior security representing indebtedness (as determined pursuant to the Investment Company Act), and after giving pro forma effect thereto and the application of the proceeds thereof, the Company will not permit the Debt to Equity Ratio, to be greater than 1.65 to 1.00.

“Debt to Equity Ratio” means the ratio of (a) the aggregate amount of senior securities representing indebtedness of the Company and its Subsidiaries (including under the Notes), in each case as determined pursuant to the Investment Company Act, and any orders of the SEC issued to or with respect to Company thereunder, including any exemptive relief granted by the SEC with respect to the indebtedness of any SBIC Subsidiary to (b) Shareholders’ Equity at the last day of the immediately preceding fiscal quarter of the Company.

(b)            Maximum Secured Debt. The Company will not permit the Secured Debt Ratio at any time to exceed 0.70 to 1.00.

“Secured Debt” means Indebtedness of the Company and its Subsidiaries that are consolidated with the Company for purposes of GAAP (excluding any Indebtedness of any of the Company’s Subsidiaries which are SBIC Subsidiaries) outstanding at any time that is secured in any manner by any Lien on assets of the Company or any such Subsidiaries.

“Secured Debt Ratio” means the ratio of (a) Secured Debt to (b) the aggregate amount of Indebtedness of the Company and its Subsidiaries that are consolidated with the Company for purposes of GAAP (including Indebtedness under the Notes and excluding any Indebtedness of any of the Company’s Subsidiaries which are SBIC Subsidiaries).

9.            Covenants of the Company. The Company covenants and agrees, for the benefit of the Purchasers and each other holder of a Note, that for the avoidance of doubt and for purposes of determining the Asset Coverage Ratio and the Debt to Equity Ratio, “the aggregate amount of senior securities representing indebtedness of the Company and its Subsidiaries” shall be deemed to include the obligations of the Company under any Permitted SBIC Guaranty for any period after the occurrence of an event or condition that is an impermissible change in the control of the applicable SBIC Subsidiary as a result of which the Permitted SBIC Guaranty permits recourse to the Company as permitted pursuant to the definition of “Permitted SBIC Guaranty.”

10.            Ratings Covenant of the Company. In addition to the covenants and agreements set forth in the Note Purchase Agreement and this Supplement, the Company covenants and agrees for the benefit of the Purchasers and each other holder of a Note that, to the extent the Company shall maintain or deliver, in accordance with the Note Purchase Agreement, a Rating, such Rating shall be a public rating, issued by a NRSRO, of the Notes and, with respect to the Series 2022A Notes, shall specifically describe the Series 2022A Notes, including their interest rate, maturity and Private Placement Number.

11.            Events of Default of the Company. In addition to the covenants, agreements and Events of Default set forth in the Note Purchase Agreement and this Supplement, the Company covenants and agrees for the benefit of the Purchasers and each other holder of a Note that, in addition to the defaults or conditions under any Material Indebtedness of the Company and its Significant Subsidiaries that constitute an Event of Default under Section 11(f) of the Note Purchase Agreement, any such defaults or conditions, as specified in Section 11(f) of the Note Purchase Agreement, under any Material Indebtedness of the Company’s Subsidiaries that are consolidated with the Company for purposes of GAAP (excluding any Indebtedness of any of the Company’s Subsidiaries which are SBIC Subsidiaries) shall also constitute an Event of Default under Section 11(f) of the Note Purchase Agreement.

12.            Definitions. In addition to the covenants, agreements and Events of Default set forth in the Note Purchase Agreement and this Supplement, the Company covenants and agrees for the benefit of the Purchasers and each other holder of a Note that the: (a) definitions of “Canada Blocked Person” and “Canadian Economic Sanctions Laws” shall be amended in their entirety to read as follows:

“Canada Blocked Person” means (i) a “terrorist group” as defined for the purposes of Part II.1 of the Criminal Code (Canada), as amended or (ii) a Person identified in or pursuant to (w) Part II.1 of the Criminal Code (Canada), as amended or (x) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, as amended or (y) the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), as amended or (z) regulations or orders promulgated pursuant to the Special Economic Measures Act (Canada), as amended, the United Nations Act (Canada), as amended, or the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, in any case pursuant to this clause (ii) as a Person in respect of whose property or benefit a holder of Notes would be prohibited from entering into or facilitating a related financial transaction.

“Canadian Economic Sanctions Laws” means those laws, including enabling legislation, orders-in-council or other regulations administered and enforced by Canada or a political subdivision of Canada pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including Part II.1 of the Criminal Code (Canada), as amended, the Special Economic Measures Act (Canada), as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, as amended, the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), as amended, the United Nations Act (Canada), as amended, the Export and Import Permits Act (Canada), as amended, and the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, and including all regulations promulgated under any of the foregoing, or any other similar sanctions program or action.

The execution hereof shall constitute a contract between the Company and the Purchasers for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

New Mountain Finance Corporation

By
	Name:	Shiraz Y. Kajee
	Title:	Chief Financial Officer

New Mountain Finance Corporation

Sixth Supplement to Amended and Restated Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

[Purchasers]

By:	,
its investment manager

By
Name:
Title:

New Mountain Finance Corporation

Sixth Supplement to Amended and Restated Note Purchase Agreement

Supplemental Representations

The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement (other than representations and warranties that apply solely to a specific earlier date which shall be true as of such earlier date) is true and correct in all material respects as of the date hereof with respect to the Series 2022A Notes with the same force and effect as if each reference to “the Second Closing Notes” set forth therein was modified to refer to the “Series 2022A Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the Sixth Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3.      Disclosure. (a) The Company, through its agent, Deutsche Bank Securities Inc., has delivered to each Purchaser a copy of the documents, certificates or other writings identified in Schedule 5.3C and has made publicly available via the SEC’s EDGAR filing system its quarterly and annual reports on Form 10-Q and Form 10-K, respectively, including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021 (the “Initial Disclosure Materials”), relating to the transactions contemplated hereby. The Initial Disclosure Materials fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Initial Disclosure Materials, the financial statements listed in Schedule 5.5C and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company (other than financial projections, pro forma financial information, and other forward-looking information referenced in Section 5.3(b)) on or prior to May 9, 2022 in connection with the transactions contemplated hereby and identified in Schedule 5.3C (this Agreement, the Initial Disclosure Materials and such documents, certificates or other writings, including, without limitation, valuations of Investments of the Company, and such financial statements delivered to each Purchaser (other than financial projections, pro forma financial information, and other forward-looking information referenced in Section 5.3(b)) being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2021, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

(b)            All financial projections, pro forma financial information and other forward-looking information which has been delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement are based upon good faith assumptions and, in the case of financial projections and pro forma financial information, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (i) such financial information as it relates to future events is subject to significant uncertainty and contingencies (many of which are beyond the control of the Company) and are therefore not to be viewed as fact, and (ii) actual results during the period or periods covered by such financial information may materially differ from the results set forth therein.

Exhibit A

(to Sixth Supplement)

Section 5.4.      Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4C contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers.

(b)            All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4C as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(d)            No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4C and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or to any other Subsidiary of the Company that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.      Financial Statements; Material Liabilities. The Company has delivered to each Purchaser or made publicly available via the SEC’s EDGAR filing system copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5C. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.13.      Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series 2022A Notes or any similar Securities (other than any Notes previously issued pursuant to the Note Purchase Agreement and identified on Schedule 5.15C) for sale to, or solicited any offer to buy the Series 2022A Notes or any similar Securities (other than any Notes previously issued pursuant to the Note Purchase Agreement and identified on Schedule 5.15C) from, or otherwise approached or negotiated in respect thereof with, any Person other than not more than twenty-five (25) Institutional Investors and the Purchasers, each of which has been offered the Series 2022A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2022A Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.      Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series 2022A Notes to repay outstanding Indebtedness of the Company and its Subsidiaries and/or for other general corporate purposes of the Company, including the acquisition and funding (either directly or through one or more wholly-owned Subsidiaries) of leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock, and other Portfolio Investments. No part of the proceeds from the sale of the Series 2022A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.      Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15C sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 31, 2022 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)            Except as disclosed in Schedule 5.15C, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c)            Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15C.

[Form of Series 2022A Note]

New Mountain Finance Corporation

5.90% Series 2022A Senior Note due June 15, 2027

No. [_________]	[Date]
$[____________]	PPN 647551 C@7

For Value Received, the undersigned, New Mountain Finance Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on June 15, 2027 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of (a) subject to adjustment pursuant to Section 1.2 of the hereinafter defined Note Purchase Agreement, 5.90% per annum from the date hereof, payable semiannually, on the 15th day of June and December in each year, commencing December 15, 2022, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate (as defined in the hereinafter defined Note Purchase Agreement).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, National Association at its offices in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to a Supplement to the Amended and Restated Note Purchase Agreement dated September 30, 2016 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), among the Company, the First Closing Purchasers and the Second Closing Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Purchase Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note with the Company and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered and is recorded in the register as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1

(to Sixth Supplement)

This Note is subject to optional prepayment, and mandatory and optional offers of prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

New Mountain Finance Corporation

By
	Name:	Shiraz Y. Kajee
	Title:	Chief Financial Officer